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                                                                   EXHIBIT 10.38

                                   PCTEL, INC.

                          EXECUTIVE DEFERRED STOCK PLAN

                        EFFECTIVE AS OF JANUARY 20, 2003

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                                TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS............................................................      1

ARTICLE 2  ELIGIBILITY ..........................................................       3

ARTICLE 3  STOCK OPTION GAIN DEFERRALS...........................................       4

ARTICLE 4  RESTRICTED STOCK DEFERRALS............................................       5

ARTICLE 5  ACCOUNTS AND ALLOCATION OF FUNDS......................................       6

ARTICLE 6  ENTITLEMENT TO BENEFITS...............................................       7

ARTICLE 7  DISTRIBUTION OF BENEFITS..............................................       9

ARTICLE 8  BENEFICIARIES; PARTICIPANT DATA.......................................      10

ARTICLE 9  PLAN ADMINISTRATION...................................................      11

ARTICLE 10  AMENDMENT OR TERMINATION.............................................      14

ARTICLE 11  MISCELLANEOUS........................................................      15

EXHIBIT A   PARTICIPANT AGREEMENT AND ELECTION FORM

EXHIBIT B   DESIGNATION OF BENEFICIARY


                                        i
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                                   PCTEL, INC.

                          EXECUTIVE DEFERRED STOCK PLAN

      THIS PLAN is adopted as of the 20th day of January, 2003, by PCTEL, Inc., a Delaware corporation (the "Corporation"), as follows:

                                    RECITALS

      WHEREAS, the Corporation wishes to establish the PCTEL, Inc. "Executive Deferred Stock Plan" (the "Plan") to provide additional retirement benefits and income tax deferral opportunities for a select group of management or highly compensated employees; and

      WHEREAS, the Corporation intends that the Plan shall at all times be administered and interpreted in such a manner as to constitute an unfunded nonqualified deferred plan for a select group of management or highly compensated employees and to qualify for all available exemptions from the provisions of ERISA;

      NOW, THEREFORE, the Corporation hereby adopts the following Executive Deferred Stock Plan.

                                   ARTICLE 1

                                   DEFINITIONS

      DEFINITION OF TERMS. Certain words and phrases are defined when first used in later sections of this Plan. Whenever any words are used in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. In addition, the following words and phrases when used, unless the context clearly requires otherwise, shall have the following respective meanings:

1.1.  ACCOUNTS. A Participant's Gain Share Account and Restricted Stock Account.

1.2. AFFILIATE. Any corporation, partnership, joint venture, association, or similar organization or entity, which is a member of a controlled group of companies which includes, or which is under common control with, the Corporation under Section 414 of the Code.

1.3. BASE SALARY. The annual compensation (excluding bonuses, commissions, overtime, incentive payments, non-monetary awards, directors fees and other fees, stock options and grants, and car allowances) paid to a Participant for services rendered to the Corporation, before reduction for compensation deferred pursuant to all qualified, non-qualified and Code
      Section 125 plans of the Corporation.

1.4.  BENEFICIARY. The Beneficiary(ies) designated by a Participant under
      Article 8, or, if the Participant has not designated a Beneficiary under 6.

1.5.  CALENDAR YEAR. January 1 to December 31.

1.6.  CODE. The Internal Revenue Code of 1986, as amended from time to time.

1.7.  COMMON STOCK. The common stock of PCTEL, Inc.

1.8. CONSIDERATION SHARES. The shares of Common Stock owned by a Participant for six months or longer.

1.9. DATE OF EXERCISE. The date on or after which Options designated in the Election Form will be exercised and the elected percentage of the gain derived therefrom will be deferred pursuant to Article 3 of this Plan; provided that such date shall be at least six months from the election date.

1.10. DEFERRAL PERIOD. The period after which distribution of the Gain Share Account and Restricted Stock Account are to be made.

1.11. DISABILITY. Disability shall mean a Participant's eligibility to receive benefits under the Corporation's group long-term disability plan, or, if the Corporation ceases to maintain a long-term disability plan, the total and permanent incapacity of the Participant, due to physical impairment or legally established mental incompetence, to perform the usual duties of his employment with the Corporation.

1.12. EFFECTIVE DATE. January 20, 2003.

1.13. ELECTION OF DEFERRAL. A written notice filed by the Participant with the Plan Administrator of the Corporation in substantially the form attached hereto as Exhibit A, and referred herein as the "ELECTION FORM," specifying the amount (if any) of Restricted Stock and/or Gain Shares to be deferred.

1.14. ELIGIBLE EMPLOYEE. Any employee of the Corporation or an Affiliate who is selected to participate in the Plan in accordance with the provisions of
      Section 2.1 hereof, and one of a select group of management or highly compensated employees, as defined by ERISA.

1.15. ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

1.16. FAIR MARKET VALUE. With respect to a share of Common Stock as of any date,
      (a) the closing sales price of Common Stock in the NASDAQ National Market System or on any such other exchange on which the Common Stock is traded on such date, or in the absence of sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or
      (b) in the event there is no public market for the Common Stock on such date, the Fair Market Value as determined in good faith by the Board of Directors.

1.17. GAIN SHARES. The shares of Common Stock so determined under Section 3.5 as resulting from the exercise of any Option pursuant to Article 3.

1.18. GAIN SHARE ACCOUNT. The account maintained by the Plan Administrator for the Participant of the number of Phantom Share Units related to Gain Shares, adjusted for hypothetical gains, earnings, dividends, losses, distributions, withdrawals and other similar activities.

1.19. OPTION. A nonqualified stock option to purchase shares of Common Stock.

1.20. PARTICIPANT. An Eligible Employee designated as a participant by the Plan Administrator who has completed and submitted an Election Form, substantially in the form of Exhibit A attached hereto.

1.21. PHANTOM SHARE UNITS. Units of deemed investment in shares of Common Stock so determined under Sections 3.6 and 5.1(b).

1.22. PLAN. This Plan, together with any and all amendments or supplements thereto.

1.23. PLAN ADMINISTRATOR. The Compensation Committee of the Board of Directors of PCTEL, Inc., or as otherwise designated by the Board of Directors.

1.24. PLAN RETIREMENT DATE. The date selected by a Participant, however, no earlier than the date he or she attains 55 years of age.

1.25. PLAN YEAR. The Calendar Year.

1.26. RESTRICTED STOCK. The shares of Common Stock so determined under Section 4.4.

1.27. RESTRICTED STOCK ACCOUNT. The account maintained by the Plan Administrator for the Participant of the number of Phantom Share Units related to Restricted Stock shares, adjusted for hypothetical gains, earnings, dividends, losses, distributions, withdrawals and other similar activities.

1.28. RETIREMENT. The termination of a Participant's employment with the Corporation and all Affiliates on or after the Participant has reached his or her Plan Retirement Date.

1.29. VALUATION DATE. The last day of each quarter during a Plan Year, or such other dates as the Plan Administrator may establish in its discretion.

1.30. YEAR OF PARTICIPATION. Twelve months of continuous employment with the Corporation measured from the Participant's date of entry into this Plan.

                                   ARTICLE 2

                                   ELIGIBILITY

2.1   ELIGIBILITY.

      (a) An Eligible Employee shall become a Participant in the Plan following written notice from the Corporation to that effect, and submittal of a completed Participant Election Form, substantially in the form of Exhibit A attached hereto.

      (b) Once an Eligible Employee becomes a Participant, he or she shall remain a Participant until his or her termination of employment with the Corporation or an Affiliate, and thereafter until all benefits to which he or she (or his or her Beneficiaries) is entitled under the Plan have been paid.

                                    ARTICLE 3

                           STOCK OPTION GAIN DEFERRALS

3.1 GENERAL. Subject to provisions of this Article 3, Participants may elect to defer receipt and distribution of the gain related to the exercise of Options and resulting Gain Shares until the end of the Deferral Period by completing the appropriate portion of the Election Form and timely filing such form with the Plan Administrator.

3.2 TIMING OF FILING STOCK OPTION GAIN DEFERRAL ELECTION. The Election Form must be filed at least six months prior to the Date of Exercise and no later than the day before the first day of the six month period ending on the Option expiration date. An Option with respect to which an Election Form has been filed may not be exercised prior to the dates specified in the preceding sentence.

3.3 CONTENTS OF STOCK OPTION GAIN DEFERRAL ELECTION. Each stock option gain deferral election shall set forth: (i) the number of Options to be exercised in connection with the deferrals hereunder; (ii) the date of grant of the Options; (iii) the Deferral Period; and (iv) any other item determined to be appropriate by the Plan Administrator. A Participant may elect to defer gain in increments of 25%, 50%, 75% or 100% of the number of Gain Shares resulting from Options exercised on any one Date of Exercise.

3.4 MANNER OF EXERCISING OPTION SHARES. A Participant who desires to exercise an Option and to defer current receipt and distribution of the related Gain Shares must follow the procedures and requirements that are applicable to the Option pursuant to the PCTEL, Inc. 1997 Stock Plan (as amended and restated April 13, 1998) or, if applicable, the PCTEL, Inc. 2001 Nonstatutory Stock Option Plan, including the procedures and requirements relating to the exercise of an Option; provided, however, that in the case of a deferral of Gain Shares under this Plan, the Participant shall only be permitted to tender Consideration Shares to pay the entire exercise price for any such Option exercised. Notwithstanding the foregoing, the Plan Administrator may in its discretion accept the Participant's attestation that he or she owns the number of Consideration Shares necessary to effectuate the stock swap contemplated hereunder.

3.5 DETERMINATION OF GAIN SHARES. Upon exercise of an Option, the Gain Shares from which the Participant has elected to defer hereunder shall be determined as follows: (i) the aggregate exercise price for all exercised Option shares shall be determined; (ii) the number of Consideration Shares needed to pay the exercise price for such Option shares shall be determined; (iii) the difference between the number of exercised Option shares and the number of Consideration Shares shall be the number of Gain Shares resulting from such exercise. Any fractional Gain Share that results from the computations hereunder shall be rounded up to the nearest whole number.

3.6 CONVERSION OF GAIN SHARES TO PHANTOM SHARE UNITS. As of the Date of Exercise, Gain Shares shall be converted to Phantom Share Units by dividing the amount of the aggregate Fair Market Value of the Gain Shares as of the Date of Exercise by the Fair Market Value of one share of Common Stock as of the Date of Exercise. The resulting number of Phantom Share Units shall be credited to the Participant's Gain Share Account.

      Any fractional Phantom Share Unit that results from the computations hereunder shall be rounded up to the nearest 1/100.

3.7 CHANGES TO THE STOCK OPTION GAIN DEFERRAL ELECTION. The Election Form relating to a particular stock option gain deferral may not be amended or revoked after the day on which it is filed with the Plan Administrator, except that the Deferral Period identified by the Participant in the Election Form may be extended if an amended Election Form is filed with the Plan Administrator at least one year before the Deferral Period (as in effect before such amendment) ends.

3.8 FAILURE TO PROPERLY EXERCISE. If a Participant makes a valid election under this Article 3 to defer Gain Shares and if the Option expires without a proper exercise of the Option by the Participant or if the Participant fails to properly tender or attest to the Consideration Shares by the last day of the Option term, the Participant shall forfeit any opportunity to exercise the Option and the Option shall be canceled as of the end of the last business day of the Option term, according to the terms of the PCTEL, Inc. 1997 Stock Plan (as amended and restated April 13, 1998) or, if applicable, the PCTEL, Inc. 2001 Nonstatutory Stock Option Plan.

3.9 DELIVERY OF GAIN SHARES. The Gain Shares shall be physically delivered to the person or entity designated by the Plan Administrator for safekeeping.

                                    ARTICLE 4

                           RESTRICTED STOCK DEFERRALS

4.1 GENERAL. Subject to provisions of this Article 4, Participants may elect to defer receipt of Restricted Stock until the end of the Deferral Period by completing the appropriate portion of the Election Form and filing such Election Form with the Plan Administrator.

4.2 TIMING OF FILING RESTRICTED STOCK DEFERRAL ELECTION. The Election Form must be filed at least six months prior to the vesting of such Restricted Stock grant, except for the first Plan Year in which case the deferral must be completed prior to the vesting date.

4.3 CONTENTS OF RESTRICTED STOCK DEFERRAL AGREEMENT. Each Restricted Stock deferral election shall set forth: (i) the number of shares to be deferred hereunder; (ii) the Deferral Period, which is not to be less than one year; and (iii) any other item determined to be appropriate by the Plan Administrator.

4.4 CONVERSION OF RESTRICTED STOCK TO PHANTOM SHARE UNITS. As of the date immediately prior to the date the applicable restriction period expired, the Restricted Stock shall be converted to Phantom Share Units by dividing the amount of the aggregate Fair Market Value of the Restricted Stock as of the date of vesting by the Fair Market Value of one share of Common Stock as of the date of deferral. The resulting number of Phantom Share Units shall be credited to the Participant's Restricted Stock Account. Any fractional Phantom Share Unit that results from the computations hereunder shall be rounded up to the nearest whole number.

4.5 CHANGES TO THE RESTRICTED STOCK DEFERRAL ELECTION. The Election Form relating to a particular Restricted Stock deferral may not be amended or revoked after the day on which it is filed with the Plan Administrator, except that the Deferral Period identified by the Participant in the Election Form may be extended if an amended Election Form is filed with the Plan Administrator at least one year before the Deferral Period (as in effect before such amendment) ends.

4.6 DELIVERY OF RESTRICTED STOCK SHARES. The Restricted Stock Shares shall be physically delivered to the person or entity as designated by the Plan Administrator for safekeeping.

                                    ARTICLE 5

                        ACCOUNTS AND ALLOCATION OF FUNDS

5.1   INVESTMENT ELECTION AND DECLARED RATES.

      (a) Investment elections for Gain Share Accounts and Restricted Stock Accounts are deemed investments in shares of Common Stock. These deemed investment amounts shall be converted into Phantom Share Units based upon the Fair Market Value of the Common Stock as of the date(s) the amounts are to be credited to a Restricted Stock Account or Gain Shares Account. Dividends paid on Common Stock will be deemed to be immediately reinvested in Common Stock. When a distribution of all or a portion of the Gain Share Account or Restricted Stock Account that is invested hereunder is to be made, the balance in such Account shall be determined by multiplying the Fair Market Value of one share of Common Stock on the most recent Valuation Date preceding the date of such distribution by the number of Phantom Share Units to be distributed. The amount shall be distributed in the form of actual shares of Common Stock. In the event of a stock dividend, split-up or combination of the Common Stock, merger, consolidation, reorganization, recapitalization, or other change in the corporate structure or capitalization affecting the Common Stock, such that an adjustment is determined by the Plan Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Plan Administrator may make appropriate adjustments to the number of deemed shares credited to the applicable Gain Share Account or Restricted Stock Account. The determination of the Plan Administrator as to such adjustments, if any, to be made shall be conclusive. Notwithstanding any other provision of this Plan, the Plan Administrator shall adopt such procedures as it may determine are necessary to ensure that with respect to any Participant who is actually or potentially subject to
            Section 16(b) of the Securities Exchange Act of 1934, as amended, the crediting of deemed shares to his or her Gain Share Account or Restricted Stock Account is not deemed to be a non-exempt purchase for purposes of such Section 16(b), including without limitation requiring that no shares of Common Stock or cash relating to such deemed shares may be distributed for six months after being credited to such Gain Share Account or Restricted Stock Account.

       (b) At the end of each calendar quarter (or such shorter period as the Plan Administrator may determine), the Corporation shall provide Participant with a report indicating the number of shares in the Participants' Gain Share and Restricted Stock Accounts.

5.2 DETERMINATION OF ACCOUNTS. A Participant's benefit as of each Valuation Date shall consist of the value of the Participant's Gain Share Account and Restricted Stock Account.

                                    ARTICLE 6

                             ENTITLEMENT TO BENEFITS

6.1 VESTING OF BENEFITS. A Participant shall be fully vested in his or her Gain Share Account and Restricted Stock Account.

6.2 RETIREMENT BENEFIT. After the Retirement of the Participant, the Corporation shall pay to the Participant his or her Accounts. Such benefits shall be payable in a single in-kind distribution of Common Stock. Such distribution shall commence on or about the first day of the first month following the Participant's Retirement or Disability.

6.3   FIXED PAYMENT DATE BENEFIT FOR IN-SERVICE DISTRIBUTION PRIOR TO
      RETIREMENT.

      (a) A Participant may select a fixed payment date for the payment of his or her Accounts. A payment made under this election will be payable in a single in-kind distribution of Common Stock. A Participant may extend a fixed payment date by written notice to the Plan Administrator, provided that the Participant gives such written notice at least one (1) year prior to the fixed payment date before such extension. Such fixed payment dates may not be accelerated.

      (b)   Any fixed payment date elected by a Participant as provided under
            Section 6.3(a) above must be no earlier than the January 1 of the third Calendar Year after the Calendar Year in which the election is made, or in which the Participant gives a written notice of extension.

6.4 DISABILITY RETIREMENT BENEFIT. The Participant shall be entitled to receive payment prior to his or her Plan Retirement Date if he or she is disabled. If the Participant's employment is terminated due to Disability, the benefit payable hereunder shall be the same amount as would have been payable as a Retirement Benefit under Section 6.2 above had the Participant attained his or her Plan Retirement Date on the date of the Disability.

6.5 DEATH BENEFITS. In the event of the Participant's death while in the employment of the Corporation or an Affiliate and prior to distribution of his or her Accounts, the Corporation shall pay a death benefit equal to Gain Share Account and Restricted Stock Account. The death benefit payable under this Section shall be distributed to the Participant's Beneficiary in a lump sum on or about the first day of the third month following the Participant's death. The distribution shall be made in accordance with the last beneficiary designation received by the Plan Administrator from the Participant prior to his or her death. If no such designation has been received by the Corporation, such payments shall be made to the Participant's surviving legal spouse. If the Participant is not survived by a legal spouse, or if such spouse shall fail to so appoint, the said payments shall be made to the then living children of the Participant, if any, in equal shares. If there are no surviving children, the payments will be made to the estate of the later to die of the Participant and his or her legal spouse, if any.

6.6 TERMINATION OF BENEFITS. In the event of the Participant's termination of employment with the Corporation or an Affiliate for any reason, the Corporation shall pay to the Participant the value of the Participant's Accounts. Such termination benefit shall be payable on or about the first day of the third month following the date of termination with shares of Common Stock.

6.7   HARDSHIP DISTRIBUTION.

      (a) HARDSHIP WITHDRAWAL. In the event that the Plan Administrator, under written request of a Participant, determines, in its sole discretion, that a Participant has suffered an unforeseeable financial emergency, the Corporation shall distribute to the Participant, as soon as practicable following such determination, Common Stock necessary to meet the emergency (the "Hardship Withdrawal"), but not exceeding the balance of such Participant's Accounts as of the date of such payment. For purposes of Section 6.7(a), an "unforeseeable financial emergency" shall mean an event that the Plan Administrator determines to give rise to an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal or other such unforeseeable occurrence. Amounts of Hardship Withdrawal may not exceed the amount the Plan Administrator reasonably determines to be necessary to meet such emergency needs (including taxes incurred by reason of a taxable distribution). The amount of the deferral benefit otherwise payable under the Plan to such Participant shall be adjusted to reflect the early payment of the Hardship Withdrawal.

      (b) RULES ADOPTED BY PLAN ADMINISTRATOR. The Plan Administrator shall have the authority to adopt additional rules relating to Hardship Withdrawals. In administering these rules, the Plan Administrator shall act in accordance with the principle that the primary purpose of this Plan is to provide additional retirement income, not additional funds for current consumption.

      (c) LIMIT ON NUMBER OF HARDSHIP WITHDRAWALS. No Participant may receive more than one Hardship Withdrawal in any Calendar Year.

6.8 TERMINATION BASED ON CORPORATE PERFORMANCE. If the amount of the Corporation's net worth, as reported on any of its quarterly filed financial statements, at any time declines below $ 50,000,000.00, this Plan shall terminate and each Participant shall receive a termination benefit as provided for under Section 6.6 above.

6.9   ADVERSE ACTION ON PARTICIPANT OR PLAN.

      (a) Notwithstanding any other provision hereof, in the event there is a determination by the U.S. Internal Revenue Service ("IRS"), or in the event of a final determination by a court of competent jurisdiction, that amounts credited to Participants' Accounts hereunder are includable in the gross incomes of such Participants or their respective Beneficiaries, the Plan Administrator may, in its sole discretion, distribute the entire amount credited to the Participants' Accounts to the Participants or their respective Beneficiaries and cause the termination of future deferrals by the Participants.

      (b) In the event that there is a determination by the U.S. Department of Labor, or a final determination of a court of competent jurisdiction, that the Plan is subject to Part 2, 3 or 4 of Title I of ERISA, the Plan Administrator may, in its sole discretion, distribute the entire amount credited to the Participants' Accounts to the Participants or their respective Beneficiaries and cause the termination of future deferrals by the Participants.

6.10 BENEFITS NOT TRANSFERABLE. No Participant or Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber all or any part of the amounts payable hereunder. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency, or dissolution of marriage. Any such attempted assignment shall be void.

6.11 NO TRUST CREATED. Nothing contained in this Plan, and no action taken pursuant to its provisions by any person shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Corporation and any other person.

6.12 UNCLAIMED BENEFITS. In the case of a benefit payable on behalf of a Participant, if the Plan Administrator is unable to locate the Participant or Beneficiary to whom such benefit is payable, such Plan benefit may be forfeited to the Corporation upon the Plan Administrator's determination. Notwithstanding the foregoing, if, subsequent to any such forfeiture, the Participant or Beneficiary to whom such Plan benefit is payable makes a valid claim for such Plan benefit, such forfeited Plan benefit shall be paid by the Plan Administrator to the Participant or Beneficiary, without interest on the Accounts from the date it would have otherwise been paid.

                                    ARTICLE 7

                            DISTRIBUTION OF BENEFITS

7.1 BENEFITS PAYABLE ONLY FROM GENERAL CORPORATE ASSETS: UNSECURED GENERAL CREDITOR STATUS OF PARTICIPANT.

      Payment to a Participant or any Beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be part of the general, unrestricted assets of the Corporation; no person shall have any interest in any such asset by virtue of any provision of this Plan. The Corporation's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Corporation under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Corporation; no such person shall have or acquire any legal or equitable right, interest or claim in or to any property or assets of the Corporation.

7.2 NO CONTRACT OF EMPLOYMENT. Nothing contained herein shall be construed to be a contract of employment for any term of years, or as conferring upon the Participant the right to continue to be employed by the Corporation in his or her present capacity or in any capacity

7.3 FACILITY OF PAYMENT. If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Plan Administrator may, in its discretion, make such distribution (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence, or (ii) to the conservator or committee or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Plan Administrator, the Corporation and Plan from further liability on account thereof.

7.4 WITHHOLDING. Any and all payments to be made to a Participant or a Participant's Beneficiaries pursuant to this Plan shall be subject to all federal, state and local income and employment taxes and such taxes may be withheld accordingly by the Corporation from benefits under this Plan or from Base Salary, bonuses or other amounts due to the Participant, as determined by the Plan Administrator. The Corporation may, in its discretion, accept payment by the Participant or Beneficiary of the amount of any applicable taxes in lieu of deducting such amount from the Participant's Accounts, Base Salary, bonuses or other amounts due to the Participant.

                                    ARTICLE 8

                         BENEFICIARIES; PARTICIPANT DATA

8.1 BENEFICIARY DESIGNATION. The Participant shall have the right, at any time, to submit in substantially the form attached hereto as Exhibit B, a written designation of primary and secondary Beneficiaries to whom payment under this Plan shall be made in the event of his or her death prior to distribution of the Accounts. . Each beneficiary designation shall become effective only when receipt thereof is acknowledged in writing by the Corporation. The Corporation shall have the right, in its sole discretion, to reject any beneficiary designation which is not in substantially the form attached hereto as Exhibit B. Any attempt to designate a Beneficiary, otherwise than as provided in this Section 8.1, shall be ineffective.

8.2 SPOUSE'S INTEREST. A Participant's beneficiary designation shall be deemed automatically revoked if the Participant names a spouse as Beneficiary and the marriage is later dissolved or the spouse dies. Without limiting the generality of the foregoing, the interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant or whose marriage with the Participant has been dissolved shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

                                    ARTICLE 9

                               PLAN ADMINISTRATION

9.1   RESPONSIBILITY OF ADMINISTRATION OF THE PLAN.

      (a) The Plan Administrator shall be responsible for the management, operation and administration of the Plan. The Plan Administrator may employ others to render advice with regard to its responsibilities under this Plan. It may also allocate its responsibilities to others and may exercise any other powers necessary for the discharge of its duties. The Plan Administrator shall be entitled to rely conclusively upon all tables, valuations, certifications, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Plan Administrator with respect to the Plan.

      (b) The primary responsibility of the Plan Administrator is to administer the Plan for the benefit of the Participants and their respective Beneficiaries, subject to the specific terms of the Plan. The Plan Administrator shall administer the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination shall be conclusive and binding upon all persons and their heirs, executors, beneficiaries, successors and assigns. The Plan Administrator shall have all powers necessary or appropriate to accomplish its duties under the Plan. The Plan Administrator shall also have the discretion and authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including but not limited to, interpretations of this Plan and entitlement to or amount of benefits under this Plan, as may arise in connection with the Plan.

9.2   CLAIMS PROCEDURE.

      (a) CLAIM. A person who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Plan Administrator, setting forth his or her claim. The request must be addressed to the Plan Administrator at its then principal place of business. Notwithstanding anything to the contrary, pending a determination under this Section 9.2, the undisputed portion of a benefit due to Claimant shall be timely distributed pursuant to the terms of the Plan.

      (b) CLAIM DECISION. Upon receipt of a claim, the Plan Administrator shall advise the Claimant that a reply will be forthcoming within 45 days. The Plan Administrator may, however, extend the reply period for an additional 30 days for reasonable cause. If the claim is denied in whole or in part, the Plan Administrator shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth to the extent applicable:

            (i)   The specific reasons for such denial;

            (ii) Specific reference to pertinent provisions of this Plan on which such denial is based;

            (i) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary;

            (ii) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, and

            (iii) The time limits for requesting a review under subsection (c)
                  hereof.

      (c) REQUEST FOR REVIEW. Within 60 days after receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Corporation through its Board of Directors review the Plan Administrator's determination. Such request must be addressed to the Plan Administrator of the Corporation at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Corporation. If the Claimant does not request a review of the determination within such 60-day period, he or she shall be barred and estopped from challenging the determination.

      (d) REVIEW OF DECISION. Within 30 days after the Corporation's receipt of a request for review by a Claimant pursuant to 9.2 (c) above, the Corporation will review the Plan Administrator's determination. After considering all materials presented by the Claimant, the Corporation, through its Board of Directors, will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the 30 day time period be extended, the Corporation will so notify the Claimant and will render the decision as soon as possible, but in no event later than 60 days after receipt of the request for review.

9.3 ARBITRATION. Any claim or controversy between the parties which the parties are unable to resolve themselves, and which is not resolved through the claims procedure set forth in Section 9.2, including any claim arising out of, connected with, or related to the interpretation, performance or breach of any provision of this Plan, and any claim or dispute as to whether a claim is subject to arbitration, shall be submitted to and resolved exclusively by expedited arbitration by a single arbitrator in accordance with the following procedures:

      (a) In the event of a claim or controversy subject to this arbitration provision, the complaining party shall promptly send written notice to the other party identifying the matter in dispute and the proposed remedy. Following such notice, the parties shall meet and attempt in good faith to resolve the matter. In the event the parties are unable to resolve the matter within 21 days, the parties shall meet and attempt in good faith to select a single arbitrator acceptable to both parties. If a single arbitrator is not selected by mutual consent within 10 business days following the expiration of the 21 day period, an arbitrator shall be selected from a list of nine persons each of whom shall be an attorney who is either engaged in the active practice of law or a recognized arbitrator and who, in either event, is experienced in serving as an arbitrator in disputes between employers and employees, which list shall be provided by the office of the American Arbitration Association ("AAA") or of the Federal Mediation and Conciliation Service. If, within three business days of the parties' receipt of such list, the parties are unable to agree upon an arbitrator from the list, then the parties shall each strike names alternatively from the list, with the first to strike being determined by the flip of a coin. After each party has had four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

      (b) Unless the parties agree otherwise, within 60 days of the selection of the arbitrator, a hearing shall be conducted before such arbitrator at a time and a place agreed upon by the parties. In the event the parties are unable to agree upon the time or place of the arbitration, the time and place shall be designated by the arbitrator after consultation with the parties. Within 30 days of the conclusion of the arbitration hearing, the arbitrator shall issue an award, accompanied by a written decision explaining the basis for the arbitrator's award. The arbitrator's award may not include a provision for punitive damages.

      (c) In any arbitration hereunder, the Corporation shall pay all administrative fees of the arbitration, all fees of the arbitrator and each party's reasonable attorneys' fees, costs, and expenses. The arbitrator shall have no authority to add to or to modify the Plan, shall apply all applicable law, and shall have no lesser and no greater remedial authority than would a court of law resolving the same claim or controversy. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that it would be entitled to summary judgment if the matter had been pursued in court litigation. The parties shall be entitled to reasonable discovery subject to the discretion of the arbitrator.

      (d) The decision of the arbitrator shall be final, binding, and non-appealable, and may be enforced as a final judgment in any court of competent jurisdiction.

      (e) This Section 9.3 shall extend to claims against any parent, subsidiary, or Affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, Participant, Beneficiary, or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law or under this Plan.

      (f) Notwithstanding the foregoing, and unless otherwise agreed between the parties, either party may, in an appropriate manner, apply to a court for provisional relief, including a temporary restraining order or preliminary injunction, on the ground that the arbitration award to which the applicant may be entitled may be rendered ineffectual without provisional relief.

      (g) Any arbitration hereunder shall be conducted in accordance with the employee benefit plan claims rules and procedures of the AAA then in effect; provided, however, that, (i) all evidence presented to the arbitrator shall be in strict conformity with the legal rules of evidence, and (ii) in the event of any inconsistency between the employee benefit plan claims rules and procedures of the AAA and the terms of this Plan, the terms of this Plan shall prevail.

      (h) If any of the provisions of this Section 9.3 are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this
            Section 9.3, and this Section 9.3 shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the provisions of this Section 9.3 are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

9.4 NOTICE. Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid, return receipt requested, addressed to the addressee's last known address as shown on the records of the Corporation. The date of receipt, or the date of refusal by addressee upon presentation, shall be deemed the date of such notice, consent or demand. Any person may change the address to which notice is to be sent by giving written notice of the change of address in the manner aforesaid.

                                   ARTICLE 10

                            AMENDMENT OR TERMINATION

10.1  AMENDMENT OR TERMINATION.

      (a) This Plan may be amended or terminated by the Corporation at any time, without notice to or consent of any person, pursuant to resolutions adopted by its Board of Directors. Any such amendment or termination shall take effect as of the date specified therein and, to the extent permitted by law. However, no such amendment or termination shall reduce the amount then credited to the Participant's Accounts. If the Plan is terminated, the Participant's Accounts will be distributed in a single in-kind distribution of Common Stock.

      (b) Any other provision of this Plan to the contrary notwithstanding, the Plan may be amended by the Corporation at any time, to the extent that, in the opinion of the Corporation, such amendment shall be necessary in order to ensure that the Plan will be characterized as a plan maintained for a select group of management or highly compensated employees, as described in sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, or to conform the Plan to the requirements of any applicable law, including ERISA and the Code. No such amendment shall be considered prejudicial to any interest of a Participant or Beneficiary hereunder.

                                   ARTICLE 11

                                  MISCELLANEOUS

11.1 ENTIRE AGREEMENT. The Plan and the executed Election Form and Beneficiary Designation Form, and other administrative forms shall constitute the total understanding between the Corporation and the Participant. No oral statement regarding the Plan may be relied upon by the Participant. In the event that there is a discrepancy between forms, this Plan will control.

11.2 INVALIDITY OF PROVISIONS. If any provision of this Plan shall, for any reason, be held to be invalid or unenforceable, the remaining provisions shall nevertheless be carried into effect.

11.3 GOVERNING LAW. The Plan and the rights and obligations of all persons hereunder shall be governed by and construed in accordance with the laws of the State of Illinois, other than its laws regarding choice of law, to the extent that such state law is not preempted by federal law.

      IN WITNESS WHEREOF, the Corporation has executed this Plan as of the day and year above first written.

ATTEST:                             PCTEL, INC.


                                    By:  /s/ Martin H. Singer
                                       ---------------------------------
/s/ John W. Schoen, Secretary       Title: Chief Executive Officer
------------------

                                   PCTEL, INC.
                          EXECUTIVE DEFERRED STOCK PLAN

                             PARTICIPATION AGREEMENT

                                  ELECTION FORM

                                    EXHIBIT A

      THIS PARTICIPATION AGREEMENT is entered into this ____day of ___________, 20___ between PCTEL, INC., hereinafter referred to as the "Corporation", and _______________________, hereinafter referred to as the "Participant".

PART I STOCK OPTION GAIN DEFERRAL ELECTION

 | | I hereby elect to defer stock option gains. I understand that this election must be made at least 6 months prior to my Date of Exercise.

      a)    Number of Options to be exercised is ___________________.

      b)    Date of grant of the Option is ___________________.

      c) ________% of my stock option gains to be deferred (in increments of 25%).

      d)    Date this election is being made: ___________________.

      e) The Deferral Period for my election begins on my Date of Exercise and ends on the date distribution commences pursuant to my election in Part III below.

PART II. RESTRICTED STOCK DEFERRAL ELECTION

 | | I hereby make a Restricted Stock deferral election. I understand that this election must be made at least 6 months prior to the vesting of my Restricted Stock (except with respect to the first Plan Year, in which case this election must be made prior to the vesting date).

      a)    Number of shares to be deferred     ___________________.

      b)    Date this election is being made ___________________.

      c) The Deferral Period for my election begins on the date my Restricted Stock deferral election is filed with the Plan Administrator and ends on the date distribution commences pursuant to my election in
            Part III below.

PART III. DISTRIBUTION OF BENEFITS ELECTION (ARTICLE 6 OF THE PLAN):

      Please select A or B.

      | | A. RETIREMENT BENEFITS. I hereby elect to have my Retirement or Disability benefits distributed to me in a single in-kind distribution of Common Stock.

      NOTE: THIS ELECTION MAY BE CHANGED BY THE PARTICIPANT BY GIVING WRITTEN NOTICE TO THE CORPORATION NOT LATER THAN ONE YEAR BEFORE RETIREMENT, OR PROMPTLY FOLLOWING A DISABILITY. BY THE TERMS OF THE PLAN, THE RETIREMENT AGE IS AGE 55 OR LATER.

      | | B. FIXED PAYMENT DATE BENEFITS. This Section applies if you wish to elect an in-service distribution prior to retirement age. All distributions under this section are made in a lump sum. I hereby elect to have my fixed payment date benefits distributed to me at the following date:

            Date for fixed payments to commence (This date may be no earlier than the January 1 of the third Calendar Year after the Calendar Year in which this election is made.

      NOTE: THIS ELECTION MAY BE CHANGED TO EXTEND THE FIXED PAYMENT DATE TO A LATER DATE SO LONG AS (A) THE ELECTION TO SO EXTEND THE DATE IS AT LEAST ONE YEAR BEFORE THE ORIGINAL DATE, AND (B) THE EXTENDED DATE IS NO EARLIER THAN JANUARY 1 OF THE THIRD CALENDAR YEAR AFTER ISSUING THE ELECTION TO EXTEND. SUCH DATES MAY NOT BE ACCELERATED.

PCTEL, INC.                               PARTICIPANT


------------------------                  -----------------------------
                                          <<First Name>> <<Last Name>>

                                   PCTEL, INC.
                          EXECUTIVE DEFERRED STOCK PLAN
                           DESIGNATION OF BENEFICIARY

                                    EXHIBIT B

      TO: PCTEL, INC. (hereinafter referred to as the "Corporation"),

In accordance with the rights granted to me as a Participant in the PCTEL, Inc. Executive Deferred Stock Plan, I hereby designate the following as primary and 1st contingent Beneficiary(ies) thereunder to receive payments in the event of my death:

      PRIMARY Beneficiary:
                          --------------------------
      Relationship:
                   -------------------

      1ST CONTINGENT Beneficiary:
                                 --------------------
      Relationship:
                   -------------------

I further reserve the privilege of changing the Beneficiary(ies) herein named at any time or times without the consent of any such Beneficiary(ies).

      This designation is made upon the following terms and conditions:

1. The word "Beneficiary" as used herein shall include the plural, Beneficiaries, wherever the Plan permits.

2. For purposes of this Beneficiary Designation, no person shall be deemed to have survived the Participant if that person dies within thirty (30) days of the Participant's death.

3. Beneficiary shall mean the Primary Beneficiary if such Primary Beneficiary survives the Participant by at least thirty (30) days, and shall mean the 1st Contingent Beneficiary if the Primary Beneficiary does not survive the Participant by at least thirty (30) days.

4. If the Primary Beneficiary shall be deceased on the date of distribution as provided in the Plan the distribution shall be payable to the 1st Contingent Beneficiary unless the executors or administrators of said deceased Beneficiary are named as Primary Beneficiary hereinabove.

5. If more than one Beneficiary is named within the same class (i.e., Primary or 1st Contingent), then distribution shall be made equally to such Beneficiaries unless otherwise provided hereinabove. If none of the Beneficiaries named hereinabove are living on the date distribution is to be made, distribution shall be made to my executors or administrators, or upon their written request, to any person or persons so designated by them.

6. If any distribution shall be payable to any trust, the Corporation shall not be liable to see to the application by the Trustee of any payment hereunder at any time, and may rely upon the sole signature of the Trustee to any receipt, release or waiver, or to any transfer or other instrument to whomsoever made purporting to affect this nomination or any right hereunder.

7. A Participant's Beneficiary designation shall be deemed automatically revoked if the Participant names a spouse as Beneficiary and the marriage is later dissolved or the spouse dies. Without limiting the generality of the foregoing, the interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant or whose marriage with the Participant has been dissolved shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

THIS DESIGNATION CANCELS AND SUPERSEDES ANY DESIGNATION OF BENEFICIARY HERETOFORE MADE BY ME WITH RESPECT TO SAID PLAN AND THE RIGHT TO RECEIVE PAYMENTS THEREUNDER.

      Dated: __________________________   Executive: __________________________

I am the spouse of the Participant/Executive named above. I have read and understood the foregoing Designation of Beneficiary, and especially paragraph 8 thereof. I understand that the Plan does not permit the assignment of the Participant/Executive's benefits to me in the event of the dissolution of my marriage. I also understand that, even if I am named as a Beneficiary, my rights may be impaired in the event of the dissolution of my marriage or my death before the Participant/Executive.

Dated: _____________________         _____________________________________
                                     Spouse

Acknowledgment of receipt this _____ day of ______________, 20__
By:____________________________


                                       2